Exhibit 10.1

November 3, 2023

The Holder of Common Stock Purchase Warrants of Polar Power, Inc.

Re:	Warrant Exchange

Dear Holder:

Polar Power, Inc. (the “Company”) issued, among other securities, the Exchange Warrants (as defined below) pursuant to that certain Securities Purchase Agreement, dated as of July 2, 2020, by and between the Company and the purchaser signatory thereto (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

We understand that you (collectively with your Affiliates) are the holder (the “Holder”) of the number of Common Stock purchase warrants of the Company listed on your signature pages attached hereto issued pursuant to the Purchase Agreement, each with an expiration date of July 7, 2025 (the “Exchange Warrants”), which represent all Exchange Warrants of the Company currently outstanding.

The Company hereby offers you the opportunity to exchange (the “Exchange”) each of the Exchange Warrants held by you (the “Warrant Exchange”), in exchange for 0.5 shares of Common Stock (“Exchange Shares”) for each Exchange Warrant being exchanged (rounded up to the nearest whole share), in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Within two Trading Days of the Effective Date (as defined below), the Company shall instruct its transfer agent to deliver the Exchange Shares to the DTC account of the Holder via the DWAC system in accordance with the DTC Instructions provided by the Holder on the Signature page hereto. The terms of the Warrant Exchange, including but not limited to the obligations to deliver the Exchange Shares, shall remain in effect as if the acceptance of this offer was a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of the late delivery of the Exchange Shares). The Holder hereby acknowledges that upon receipt of the Exchange Shares, such Holder’s Exchange Warrants exchanged for such Exchange Shares shall be deemed to be cancelled without further action required by either the Company or the Holder. The Holder shall use its reasonable commercial efforts to surrender its Exchange Warrants to the Company for cancellation, or to confirm in writing to the Company that the Exchange Warrants have been destroyed, within five (5) Trading Days of the Effective Date. In connection with the Exchange, the Holder relinquishes all rights, title and interest in the Exchange Warrants (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company.

By executing this letter agreement (this “Agreement”), the Holder understands that certain obligations of the Company to the Holder under the Purchase Agreement, including without limitation, pursuant to Section 4.12 thereof, will no longer apply.

This Agreement shall be effective immediately upon the Company’s receipt of the fully-executed Agreement from the Holder (such date being the “Effective Date”).

The Exchange Shares are being issued in a cashless exchange for the Exchange Warrants and the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Exchange Shares under Rule 144 shall be tacked on to the holding period of the Exchange Warrants and shall contain no restrictive legends. The Company agrees not to take any position contrary to this covenant.

Expressly subject to the paragraph immediately following this paragraph, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exchange in full of the Exchange Warrant for Exchange Shares, effective on the Effective Date.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto and the Holder agrees to the representations, warranties and covenants set forth on Annex B attached hereto.

On or before 8:30 am (New York City time) on November 6, 2023, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including a form of this Agreement as an exhibit thereto (“8-K Filing”). Effective upon the filing of the 8-K Filing, the Company represents to the Holder that the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries and each of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. Effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Effective Date without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees and agents delivers any material non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty to not trade of the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law.

Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Exchange Shares. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

This Agreement is intended for the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

***************

To accept this offer, Holder must counter execute this letter agreement and return the fully-executed letter to the Company at e-mail: LZavala@polarpowerinc.com, attention: Luis Zavala, CFO.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

POLAR POWER, INC.

By:
Name:
Title:

[Form of POLA HOLDER SIGNATURE PAGES]

Accepted and Agreed to:

Name of Holder: ___________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: __________________________________

Title of Authorized Signatory: _____________________

Number of Exchange Warrants Held: _____________________

Exchange Shares (0.5 of Exchange Warrant Shares): _____________________

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)	Nasdaq Corporate Governance. The transactions contemplated under this Agreement, comply with all applicable rules of the Nasdaq Stock Market.

(d)	Shell Company. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(e)	Neither the Company nor anyone acting on the Company’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Annex B

Representations, Warranties and Covenants of the Holder. The Holder hereby makes the following representations and warranties to the Company:

(a)	Ownership; Authorization; Enforcement. The Holder is the record and beneficial owner of all the Exchange Warrants described on the signature page hereof, free and clear of all Liens, and has no interest in any other Exchange Warrants. The Holder has not transferred and will not transfer any of the Exchange Warrants to any third party, and no third party has any interest in the Exchange Warrants. The Holder has the full power and authority to transfer and dispose of the Exchange Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any portion of the Exchange Warrants. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Holder in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Holder debt or otherwise) or other material understanding to which such Holder is a party or by which any property or asset of the Holder is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Holder is subject (including federal and state securities laws and regulations), or by which any property or asset of the Holder is bound or affected.

(c)	Holder Status. Holder is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(d)	Experience of Holder. Holder is acquiring the Exchange Shares in the ordinary course of its business. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(e)	No General Solicitation. Holder is not purchasing the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Holder, any other general solicitation or general advertisement.

(f)	Holder acknowledges and understands that (i) the Company may possess material nonpublic information regarding the Company not known to the Holder that may impact the value of the Exchange Warrants and Exchange Shares, including, without limitation, (x) information received by principals and employees of the Company in their capacities as directors, officers, significant stockholders and/or affiliates of the Company, (y) information received on a confidential basis from holders of the securities of the Company or others, and (z) information received on a privileged basis from the attorneys and financial advisers representing the Company and its Board of Directors (collectively, the “Information”), and that the Company is not disclosing the Information to the Holder. Holder has chosen, for its own business reasons, not to request, require or expect that the Company provide any such information, whether or not confidential to the Holder, except as specifically set forth herein. Holder understands and appreciates, based on its experience, the significance of information asymmetry and of entering into the transactions contemplated under this Agreement, where the Company may have more information about the benefits, risks and underlying value of the Exchange Warrants and Exchange Shares. Notwithstanding such disparity, Holder has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated under this Agreement.

(g)	The Holder understands that the Exchange Shares are being offered and sold in reliance on specific provisions of federal and state securities laws, specifically Section 3(a)(9) of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(h)	Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (“Rule 144”)) or (ii) the “beneficial owner” (as that term is defined under the Exchange Act) of more than 10% of the Company’s outstanding Common Stock assuming that the Company’s outstanding shares of common stock are as set forth on the cover page of its most recent Quarterly Report on Form 10-Q.

(i)	Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

(j)	Holder has been given full and adequate access to information relating to the Company, including its business, finances and operations as Holder has deemed necessary or advisable in connection with Holder’s evaluation of the Exchange. Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Shares. Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Shares and the transactions contemplated by this Agreement.